Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-265455 on Form F-4 Amendment No. 1 of our report dated March 1, 2022, relating to the financial statements of Terminix Global Holdings, Inc., appearing in the Annual Report on Form 10-K of Terminix Global Holdings, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

July 22, 2022